The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to completion, Pricing Supplement dated April 28, 2005

PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 44 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                         Dated     , 2005
                                                                  Rule 424(b)(3)

                             $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes
                            -----------------------
                            PLUS due August 30, 2006
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
         Based on the Value of Common Stock of Ten Homebuilder Companies
                   Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the value of a basket of shares of common stock of ten homebuilder companies, which we refer to as the basket stocks, as determined at maturity.
o The basket stocks are the common stocks of Beazer Homes USA, Inc., Centex Corporation, D.R. Horton, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M.D.C. Holdings, Inc., Pulte Homes, Inc., The Ryland Group, Inc. and Standard Pacific Corp.
o    The principal amount and issue price of each PLUS is $10.
o    We will not pay interest on the PLUS.
o At maturity, if the final basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 200% of the percent increase in the value of the basket, subject to a maximum total payment at maturity, which is expected to be $12.00 to $12.20, or 120% to 122% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the basket performance factor, which will be less than or equal to 1.0.
     (0) The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.
     (0) The percent increase in the value of the basket will be equal to (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.
     (0) The basket performance factor will be equal to (i) the final basket value divided by (ii) the initial basket value.
     (0) At the initial offering of the PLUS, the basket is equally weighted among the basket stocks and the initial basket value is $10. The fractional amount of each basket stock included in the basket will be determined by an exchange ratio, as set forth in this pricing supplement, based on the initial weight and closing price of each basket stock on the day we price the PLUS for initial sale to the public. The exchange ratio for each basket stock will remain constant for the term of the PLUS, unless adjusted for certain corporate events relating to the issuer of that basket stock.
     (0) The final basket value will equal the basket value on the second scheduled trading day prior to the maturity date, which we refer to as the basket valuation date.
o Investing in the PLUS is not equivalent to investing in the basket or its component stocks.
o The issuers of the basket stocks are not involved in this offering of PLUS in any way and will have no obligation of any kind with respect to the PLUS.
o We will apply to list the PLUS to trade under the proposed symbol "BUI" on the American Stock Exchange LLC, which we refer to as the AMEX, but it is not possible to predict whether the PLUS will meet the AMEX listing requirements.
o    The CUSIP number for the PLUS is 61746Y379.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                               ------------------
                               PRICE $10 PER PLUS
                               ------------------

                                   Price to          Agent's       Proceeds to
                                    Public        Commissions(1)     Company
                                    ------        --------------     -------
Per PLUS.......................       $                  $              $
Total..........................       $                  $              $
(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution".

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of a basket of shares of common stock of ten homebuilder companies.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10             We, Morgan Stanley, are offering Performance
                                Leveraged Upside Securities(SM) due August 30,
                                2006, Mandatorily Exchangeable for an Amount
                                Payable in U.S. Dollars Based on the Value of
                                Common Stock of Ten Homebuilder Companies, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                We refer to the common stock of the following ten companies as the basket stocks: Beazer Homes USA, Inc., Centex Corporation, D.R. Horton, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M.D.C. Holdings, Inc., Pulte Homes, Inc., The Ryland Group, Inc. and Standard Pacific Corp.

                                The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of         Unlike ordinary debt securities, the PLUS do not
principal; no interest          pay interest and do not guarantee any return of
                                principal at maturity. If the final basket value is less than the initial basket value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. If a market disruption event occurs on the scheduled basket valuation date or the scheduled basket valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the basket valuation date as postponed.

The initial basket value        At the initial offering of the PLUS, the basket
equals $10                      is equally weighted among the basket stocks, and
                                the initial basket value is $10. The fractional amount of each basket stock included in the basket will be determined by an exchange ratio calculated so that each basket stock represents
                                $1.00 of the initial basket value, based on the closing prices of the basket stocks on the day we price the PLUS for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the PLUS, unless adjusted for certain corporate events relating to that basket stock. See "Basket stocks" below.

Payment at maturity             At maturity, you will receive for each $10
                                principal amount of PLUS that you hold an amount in cash based upon the final basket value, determined as follows:

                                o If the final basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $10  +  leveraged upside payment,

                                   subject to a maximum payment at maturity of $12.00 to $12.20, or 120% to 122% of the issue price,

                                   where,

                                      leveraged upside payment  =  ($10  x  200%  x  basket percent increase)

                                   and

                                                                  final basket value - initial basket value
                                      basket percent increase  =  -----------------------------------------
                                                                             initial basket value

                                o If the final basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $10  x  basket performance factor

                                   where,

                                                                     final basket value
                                      basket performance factor  =  --------------------
                                                                    initial basket value

                                   Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                On PS-7, we have provided a graph titled
                                "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a range of hypothetical percentage changes in the basket. The graph does not show every situation that may occur.

                                You can review the historical prices of each basket stock and a graph of historical basket values based on illustrative exchange ratios determined as of April 22, 2005 in the section of this pricing supplement called "Description of PLUS--Historical Information."

                                Investing in the PLUS is not equivalent to investing in the basket or any of its component stocks.

Your return on the PLUS is      The return investors realize on the PLUS is
limited by the maximum payment  limited by the maximum payment at maturity. The
at maturity                     maximum payment at maturity of each PLUS is
                                expected to be $12.00 to $12.20, or 120% to 122%
                                of the issue price. As a result, you will not share in any appreciation of the basket above
                                120% to 122% of the initial basket value. Both the initial basket value and the maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. Although the leveraged upside payment provides 200% exposure to any increase in value of the basket at maturity, because the payment at maturity will be limited to 120% to 122% of the issue price for each PLUS, the percentage exposure provided by the leveraged upside payment is progressively reduced as the final basket value exceeds 110% to 111% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Basket stocks                   The basket is composed of the common stocks of
                                the following ten homebuilder companies: Beazer
                                Homes USA, Inc., Centex Corporation, D.R.
                                Horton, Inc., Hovnanian Enterprises, Inc., KB
                                Home, Lennar Corporation, M.D.C. Holdings, Inc.,
                                Pulte Homes, Inc., The Ryland Group, Inc. and
                                Standard Pacific Corp. The following table sets forth the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the percentage of the initial basket value represented by the shares of each basket stock contained in the basket, the initial price of each basket stock used to calculate its exchange ratio, the exchange ratio for each basket stock and the value of the fractional share of each basket stock contained in the basket:

                                                                                          Initial
                                                                                           Price             Initial
                                                                             Percentage     of               Value per
                                      Issuer of           Ticker             of Initial    Basket  Exchange   Basket
                                     Basket Stock         Symbol  Exchange  Basket Value   Stock    Ratio     Stock
                                ---------------------------------------------------------------------------------------
                                Beazer Homes USA, Inc.      BZH     NYSE        10%                           $1.00
                                Centex Corporation          CTX     NYSE        10%                           $1.00
                                D.R. Horton, Inc.           DHI     NYSE        10%                           $1.00
                                Hovnanian Enterprises,
                                   Inc.                     HOV     NYSE        10%                           $1.00
                                KB Home                     KBH     NYSE        10%                           $1.00
                                Lennar Corporation          LEN     NYSE        10%                           $1.00
                                M.D.C. Holdings, Inc.       MDC     NYSE        10%                           $1.00
                                Pulte Homes, Inc.           PHM     NYSE        10%                           $1.00
                                The Ryland Group, Inc.      RYL     NYSE        10%                           $1.00
                                Standard Pacific Corp.      SPF     NYSE        10%                           $1.00

                                The exchange ratio for each basket stock will be a fraction of a share calculated so that each basket stock represents $1.00, or one-tenth, of the $10 initial basket value based on the closing prices of the basket stocks on the day we price the PLUS for initial sale to the public.

                                The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to that basket stock. See the section of this pricing supplement called "Description of PLUS--Adjustments to the Exchange Ratios."

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
Calculation Agent               & Co. Incorporated or its successors, which we
                                refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                will calculate the basket value on each basket valuation date, the final basket value, the percentage change in the basket and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events affecting the basket stocks and whether a market disruption event has occurred.

Where you can find more         The PLUS are senior notes issued as part of our
information on the PLUS         Series F medium-term note program. You can find
                                a general description of our Series F
                                medium-term note program in the accompanying prospectus supplement dated November 10, 2004.

                                We describe the basic features of this type of
                                note in the sections of the prospectus
                                supplement called "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                 You may contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final basket values. The PLUS Zone illustrates the leveraging effect of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    Issue Price per PLUS: $10.00

     o    Initial Basket Value: $10.00

     o    Leverage Percentage: 200%

     o    Maximum Payment at Maturity: $12.10 (121% of the Issue Price)

     Where the final basket value is greater than the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final basket value is less than or equal to the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the basket performance factor.

     Because you will not receive more than the maximum payment at maturity, in the hypothetical example below you will realize the maximum leveraged upside payment at a final basket value of 110.5% of the initial basket value, or approximately $11.05. In addition, in the hypothetical example below, you will not share in the performance of the basket at final basket values above 121% of the initial basket value, or $12.10.

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or     The terms of the PLUS differ from those of
guarantee return of principal   ordinary debt securities in that we will not pay
                                you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.
                                Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final basket value. If the final basket value is greater than the initial basket value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity, which is expected to be $12.00 to $12.20, or 120% to 122% of the issue price. If the final basket value is less than the initial basket value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. See
                                "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Your appreciation potential is  The appreciation potential of the PLUS is limited limited by the maximum payment at maturity of $12.00 to $12.20, or 120% to 122% of the issue price. As a result, you will not share in any appreciation of the basket above 120% to 122% of the value of the basket on the day we price the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the percentage exposure provided by the leveraged upside payment will be progressively reduced as the final basket value exceeds 110% to 111% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Secondary trading may be        There may be little or no secondary market for
limited                         the PLUS. Although we will apply to list the
                                PLUS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. If at any time MS&Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed.

Market price of the PLUS may    Several factors, many of which are beyond our
be influenced by many           control, will influence the value of the PLUS in
unpredictable factors           the secondary market and the price at which
                                MS&Co. may be willing to purchase or sell the PLUS in the secondary market, including:

                                o the market price and relative performance of each of the basket stocks at any time and, in particular, on the basket valuation date;

                                o the volatility (frequency and magnitude of changes in price) of each of the basket stocks;

                                o  interest and yield rates in the market;

                                o  the dividend rate on each of the basket
                                   stocks, if any;

                                o  geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final basket value;

                                o  the time remaining until the PLUS mature;

                                o  our creditworthiness; and

                                o the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its exchange ratio or to the basket.

                                Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the issue price if the basket value is at or below the initial basket value.

The inclusion of commission     Assuming no change in market conditions or any
and projected profit from       other relevant factors, the price, if any, at
hedging in the original issue   which MS & Co. is willing to purchase PLUS in
price is likely to adversely    secondary market transactions will likely be
affect secondary market prices  lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or  Price movements in the basket stocks may not
more of the basket stocks may   correlate with each other. At a time when the
offset each other               value of one basket stock increases, the value
                                of the other basket stock may not increase as much or may even decline in value. Therefore, in calculating the basket value on the basket valuation date, increases in the value of one basket stock may be moderated, or wholly offset, by lesser increases or declines in the value of other basket stocks. You can review the historical prices of each of the basket stocks, as well as a graph of historical basket values, for each calendar quarter in the period from January 1, 2002 through April 22, 2005 in the sections of this pricing supplement called
                                "Description of PLUS--Historical Information."
                                You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance. In addition, there can be no assurance that the final basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the basket will not increase beyond 120% to 122% of the initial basket value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the basket at basket values above 120% to 122% of the initial basket value.

There are risks associated      The performance of the PLUS is dependent upon
with a sector investment        the performance of ten issuers in a particular
                                sector of the economy--namely, the homebuilding industry. Consequently, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

Basket stock prices are         The trading prices of common stocks of companies
volatile                        in the homebuilding industry can be volatile.
                                Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on the basket valuation date and the overall performance of the basket stocks over the term of the PLUS.

Industry consolidation and      If the issuer of a basket stock is acquired in a
other corporate events may      stock-for-stock transaction, the acquiring
alter the composition of the    company will assume that basket stock's place in
basket                          the basket, including if the acquirer is already
                                in the basket. Consequently, consolidation among issuers of the basket stocks will result in having fewer than 10 stocks in the basket and in an increased weighting for the surviving company. In addition, if any of the basket stocks is no longer listed in a primary U.S.
                                securities exchange or traded through the facilities of a U.S. national securities system, the basket stock will be removed from the basket and its value will be redistributed among the remaining basket stocks. The effect on the basket and the exchange ratios of any consolidation transactions, delistings and other reorganization events with respect to the basket stocks is described in paragraphs 5 and 6 under "Description of Notes--Adjustments to the
                                Exchange Ratios."

The basket stocks are not       The performance of the basket may not correlate
necessarily representative of   with the performance of the entire industry. The
the homebuilding industry       basket may decline in value even if the industry
                                as a whole rises in value. Furthermore, any of the issuers of the basket stocks may engage in new lines of business or cease to be involved in the homebuilding industry. Subject to antidilution adjustments for specific corporate events relating to a particular issuer, the basket is a static basket, and the basket stocks will not vary even if any or all of the issuers are no longer involved in the homebuilding industry.

Morgan Stanley is not           We are not affiliated with any of the issuers of
affiliated with the issuers of  the basket stocks and the issuers of the basket
the basket stocks               stocks are not involved with this offering in
                                any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks.
                                The issuers of the basket stocks have no obligation to consider your interests as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS. None of the money you pay for the PLUS will go to the issuers of the basket stocks.

Morgan Stanley may engage in    We or our affiliates may presently or from time
business with or involving one  to time engage in business with one or more of
or more of the issuers of the   the issuers of the basket stocks without regard
basket stocks without regard    to your interests, including extending loans to,
to your interests               or making equity investments in, one or more of
                                the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no shareholder         Investing in the PLUS is not equivalent to
rights                          investing in the basket stocks. As an investor
                                in the PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
the calculation agent is        exchange ratio for a basket stock for certain
required to make do not cover   events affecting that basket stock, such as
every corporate event that can  stock splits and stock dividends, and certain
affect the basket stocks        other corporate actions involving the issuer of
                                the basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the PLUS.

The economic interests of the   The economic interests of the calculation agent
calculation agent and other of  and other of our affiliates are potentially our affiliates are potentially  adverse to your interests as an investor in the
adverse to your interests       PLUS.

                                As calculation agent, MS & Co. will calculate the final basket value and determine what adjustments should be made, if any, to the exchange ratio for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred. Determinations made by MS&Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and "--Adjustments to the Exchange Ratios."

Hedging and trading activity    MS & Co. and other affiliates of ours will carry
by the calculation agent and    out hedging activities related to the PLUS,
its affiliates could            including trading in the basket stocks as well
potentially affect the value    as in other instruments related to the basket
of the PLUS                     stocks or the homebuilding industry. MS & Co.
                                and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the prices of the basket stocks and, therefore, the prices at which the basket stocks, on average, must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the valuation period at maturity of the PLUS could potentially affect the value of the basket stocks on the basket valuation date and, therefore, the amount of cash you will receive at maturity.

Because the characterization    You should also consider the U.S. federal income
of the PLUS for U.S. federal    tax consequences of investing in the PLUS. There
income tax purposes is          is no direct legal authority as to the proper
uncertain, the material U.S.    tax treatment of the PLUS, and consequently our
federal income tax              special tax counsel is unable to render an
consequences of an investment   opinion as to whether our characterization of
in the PLUS are uncertain       the PLUS will be respected for U.S. federal
                                income tax purposes. Significant aspects of the tax treatment of the PLUS are uncertain.
                                Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                Taxation--General." If the Internal Revenue
                                Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United
                                States Federal Income Taxation."

                                If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                               DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due August 30, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Ten Homebuilder Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....  $

Original Issue Date
  (Settlement Date)...........                          , 2005

Maturity Date.................  August 30, 2006, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on any Basket Valuation Date.

                                If, due to a Market Disruption Event with respect to a Basket Stock or otherwise, the Basket Valuation Date occurs on or after August 29, 2006, the Maturity Date will be the second scheduled Trading Day following the Basket Valuation Date as postponed. See "--Basket Valuation Date" below.

Issue Price...................  $10 per PLUS

Denominations.................  $10 and integral multiples thereof

CUSIP Number..................  61746Y379

Interest Rate.................  None

Specified Currency............  U.S. dollars

Payment at Maturity...........  At maturity, upon delivery of the PLUS to the
                                Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Basket Value is greater than the Initial Basket Value, the lesser of (a) $10 plus the Leveraged Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Basket Value is less than or equal to the Initial Basket Value, $10 times the Basket Performance Factor.

                                We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depositary Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Leveraged Upside Payment......  The product of (i) $10 and (ii) 200% and (iii)
                                the Basket Percent Increase.

Maximum Payment at Maturity...  $12.00 to $12.20. The Maximum Payment at
                                Maturity will be determined on the day we price the PLUS for initial sale to the public.

Basket Stocks.................  The Basket Stocks are the common stocks of the ten issuers set forth in the table below. The table also indicates the ticker symbol for each Basket Stock, the securities exchange on which each Basket Stock is listed, the percentage of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the initial price of each Basket Stock used to calculate its Exchange Ratio, the Exchange Ratio with respect to each Basket Stock and the value of the fractional share of each Basket Stock contained in the Basket.

                                                                                          Initial
                                                                                           Price             Initial
                                                                             Percentage     of               Value per
                                        Issuer of         Ticker             of Initial    Basket  Exchange   Basket
                                      Basket Stock        Symbol  Exchange  Basket Value   Stock    Ratio     Stock
                                --------------------------------------------------------------------------------------
                                Beazer Homes USA, Inc.      BZH     NYSE        10%                           $1.00
                                Centex Corporation          CTX     NYSE        10%                           $1.00
                                D.R. Horton, Inc.           DHI     NYSE        10%                           $1.00
                                Hovnanian Enterprises,
                                   Inc.                     HOV     NYSE        10%                           $1.00
                                KB Home                     KBH     NYSE        10%                           $1.00
                                Lennar Corporation          LEN     NYSE        10%                           $1.00
                                M.D.C. Holdings, Inc.       MDC     NYSE        10%                           $1.00
                                Pulte Homes, Inc.           PHM     NYSE        10%                           $1.00
                                The Ryland Group, Inc.      RYL     NYSE        10%                           $1.00
                                Standard Pacific Corp.      SPF     NYSE        10%                           $1.00

Basket........................  The Basket is initially composed of the common stock of ten homebuilder companies, and consists of a number of shares of each Basket Stock equal to the Exchange Ratio with respect to such Basket Stock. On the day we price the PLUS for initial sale to the public, the Exchange Ratio for each Basket Stock will be calculated so that the Basket will be equally weighted among the Basket Stocks, based on the Closing Price of each Basket Stock.

Exchange Ratio................  The Exchange Ratio for each Basket Stock is set forth in the table under "--Basket Stocks" above and will remain constant for the term of the PLUS, subject to adjustment for certain corporate and other events relating to that Basket Stock and for adjustments relating to the Basket. See "--Adjustments to the Exchange Ratios" below.

Basket Percent Increase.......  A fraction, the numerator of which is the Final
                                Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value.

Basket Performance Factor.....  A fraction, the numerator of which is the Final
                                Basket Value and the denominator of which is the Initial Basket Value.

Final Basket Value............  The Basket Value on the Basket Valuation Date.

Basket Valuation Date.........  August 28, 2006; provided that if August 28,
                                2006 is not a Trading Day or if a Market
                                Disruption Event occurs on such date
                                with respect to any Basket Stock, the Basket
                                Valuation Date will be the first Trading Day occurring on or after August 29, 2006 during which no Market Disruption Event shall have occurred with respect to any Basket Stock.

Initial Basket Value..........  $10

Basket Value..................  The Basket Value on any date equals the sum of the products of the Closing Price and the Exchange Ratio for each Basket Stock, each determined as of such date by the Calculation Agent.

Closing Price.................  The Closing Price for one share of a Basket
                                Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                o  if a Basket Stock (or any such other
                                   security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such Basket Stock (or any such other security) is listed or admitted to trading,

                                o  if a Basket Stock (or any such other
                                   security) is a security of the Nasdaq
                                   National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                o  if a Basket Stock (or any such other
                                   security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

                                If a Basket Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for a Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term "OTC Bulletin Board Service" will include any successor service thereto.

Trading Day...................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
  Certificated Note...........  Book Entry. The PLUS will be issued in the form of one or more fully registered global
                                securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note...........  Senior

Trustee.......................  JPMorgan Chase Bank, N.A. (formerly known as
                                JPMorgan Chase Bank)

Agent.........................  MS & Co.

Calculation Agent.............  MS & Co.

                                All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Value, what adjustments should be made, if any, to the Exchange Ratio with respect to a Basket Stock or whether a Market Disruption Event has occurred. See "--Market Disruption Event" and "--Adjustments to the Exchange Ratios" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event.......  Market Disruption Event means, with respect to any Basket Stock:

                                   (i) the occurrence or existence of a
                                   suspension, absence or material limitation of trading of such Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Stock with respect to the PLUS.

                                For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization, or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on any Basket Stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange.............  Relevant Exchange means the primary exchange or market of trading for any security (or
                                combination thereof) then included in the Basket.

Alternate Exchange
  Calculation in Case of
  an Event of Default.........  In case an event of default with respect to the
                                PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Basket Value for any Basket Valuation Date scheduled to occur on or after such date of acceleration were the Basket Value on the date of acceleration.

                                If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Adjustments to the
  Exchange Ratios.............  The Exchange Ratio with respect to a Basket
                                Stock will be adjusted as follows:

                                1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

                                2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Exchange Ratio for such Basket Stock will be adjusted so that the new Exchange Ratio for such Basket Stock will equal the prior Exchange Ratio for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and
                                (ii) the prior Exchange Ratio for such Basket Stock.

                                3. There will be no adjustments to the Exchange Ratio for any Basket Stock to reflect cash dividends or other distributions paid with respect to the Basket Stock other than distributions described in clauses (i), (iv) and
                                (v) of paragraph 5 below and Extraordinary
                                Dividends as described below. "Extraordinary
                                Dividend" means each of (a) the full amount per share of a Basket Stock of any cash dividend or special dividend or distribution that is identified by the issuer of a Basket Stock as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the issuer of a Basket Stock as an extraordinary or special dividend or distribution) distributed per share of a Basket Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Basket Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of such Basket Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in a Basket Stock on the primary organized securities exchange or trading system for such Basket Stock no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution and (c) the full cash value of any non-cash dividend or distribution per share of a Basket Stock for which an adjustment is not made pursuant to paragraph 2 or paragraph 5. If an Extraordinary Dividend occurs with respect to a Basket Stock, the Exchange Ratio with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio for such Basket Stock will equal the product of (i) the then current Exchange Ratio for such Basket Stock and
                                (ii) a fraction, the numerator of which is the Closing Price of the Basket Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price of the Basket Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent that an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive, absent manifest error. A distribution on a Basket Stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause
                                (i), (iv) or (v) of paragraph 5, as applicable.

                                4. If the issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PLUS, then the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity,
                                (iii) any statutory exchange of securities of the issuer of a Basket Stock or any Issuer Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause
                                (ii), (iii) or (iv) above) (a "Spinoff Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such Basket Stock and including
                                (x) in the case of the issuance of tracking stock, the reclassified share of the Basket Stock, (y) in the case of a Spin-off Event, the share of the Basket Stock with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the Basket Stock) (collectively, "Exchange Property") with respect to or in exchange for such Basket Stock, then in lieu of using the product of the Closing Price and the Exchange Ratio for such Basket Stock to calculate the Basket Value on any date, the Calculation Agent will use the Exchange Property Value on such date. The Exchange Property Value at any date means (i) for any property other than cash or securities received in such distribution, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of Basket Stock, as adjusted by the Exchange Ratio for such Basket Stock on the date of such Reorganization Event, (ii) for any security received in any such distribution, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of Basket Stock, as adjusted by the Exchange Ratio for such Basket Stock on the date of the initial distribution of such Exchange Property (such as-adjusted quantity, a "New Exchange Ratio") and (iii) if the Exchange Property was distributed with respect to, rather than in exchange for, a Basket Stock, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, for such Basket Stock multiplied by the Exchange Ratio as of the date on which the Exchange Property Value is determined; provided that, to the extent that any or all of such Exchange Property consists of cash, the Exchange Ratio of each Basket Stock (each an "Unaffected Basket Stock") other than the Basket Stock affected by such Reorganization Event (the "Affected Basket Stock") will be adjusted by multiplying (A) the amount of cash received per share of the Affected Basket Stock as adjusted by the applicable Exchange Ratio for such Affected Basket Stock on the date of such Reorganization Event by (B) a fraction the numerator of which is the product of the Closing Price of such Unaffected Basket Stock and the Exchange Ratio of such Unaffected Basket Stock each as of the Trading Day immediately following the day on which a holder of the Affected Basket Stock receives such cash and the denominator of which is the sum of the products of the Closing Price of each of the Unaffected Basket Stocks and the corresponding Exchange Ratio of such Unaffected Basket Stock, each determined by the Calculation Agent on such Trading Day. Holders of PLUS will not receive any interest accrued on any component of any Exchange Property. Any New Exchange Ratio will also be subject to the adjustments set forth in paragraphs 1 through 6 hereof.

                                For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of particular types, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                6. In the event of a public announcement that a Basket Stock will no longer be listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, that Basket Stock will be removed from the Basket (the "Removed Basket Stock") effective as of the Trading Day prior to the first date on which such Basket Stock is no longer listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system (the "Delisting Date"), and the Exchange Ratio of each remaining Basket Stock will be adjusted as described in the following sentence. The Calculation Agent will, as of the close of trading on the Trading Day prior to the Delisting Date (if the announcement of an actual delisting is made after trading hours on a Trading Day or on a non-Trading Day, "the Trading Day prior to the Delisting Date" will be deemed to have occurred on the next Trading Day), increase the Exchange Ratio of each remaining Basket Stock by a number of shares of such Basket Stock equal to the amount obtained by multiplying (A) the product of the Closing Price of the Removed Basket Stock and the Exchange Ratio of the Removed Basket Stock, each determined by the Calculation Agent on such Trading Day, by (B) a fraction the numerator of which is the product of the Closing Price of such Basket Stock and the Exchange Ratio of such Basket Stock each as of such Trading Day and the denominator of which is the sum of the products of the Closing Price of each of the Basket Stocks other than the Removed Basket Stock and the corresponding Exchange Ratio of such Basket Stock, each determined by the Calculation Agent on such Trading Day. The Calculation Agent will make, and will not reverse, this adjustment, even if the Removed Basket Stock is subsequently listed on the NYSE or other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system at a later date.

                                No adjustment will be made to the Basket pursuant to paragraph 6 above if the Calculation Agent determines that any such adjustment is not necessary in light of adjustments made, or to be made, pursuant to paragraph 5 above, and its determinations with respect thereto shall be conclusive in the absence of manifest error.

                                If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket Stock will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Stock.

                                No adjustment to the Exchange Ratio for any Basket Stock including for this purpose, any New Exchange Ratio will be required unless such adjustment would require a change of at least .1% in the Exchange Ratio of such Basket Stock then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the Exchange

                                Ratio of a Basket Stock will be made up to and including the scheduled Basket Valuation Date. No adjustments to the Exchange Ratio for any Basket Stock will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock.

                                The Calculation Agent shall be solely
                                responsible for the determination and
                                calculation of any adjustments to any Exchange Ratio for a Basket Stock, or any New Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 6 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                The Calculation Agent will provide information as to any adjustments to any Exchange Ratio, or to the method of calculating the Basket Value on any Basket Valuation Date made pursuant to paragraph 5 or 6 above, upon written request by any investor in the PLUS.

Basket Stocks;
  Public Information..........  The Issuers of the Basket Stocks are registered under the Exchange Act. Companies with
                                securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission"). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                Beazer Homes USA, Inc. designs, builds and sells single family homes in the United States. Its Commission file number is 1-12822.

                                Centex Corporation is a multi-industry company with business segments in home building, financial services, construction services and investment real estate. Its Commission file number is 1-6776.

                                D.R. Horton, Inc. is a homebuilder that
                                constructs and sells single-family homes and provides mortgage banking and title agency services. Its Commission file number is 1-14122.

                                Hovnanian Enterprises, Inc. is a homebuilder that designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments and provides financial services. Its Commission file number is 1-8551.

                                KB Home is homebuilder engaged in the
                                acquisition and development of land primarily for residential purposes in the United States and France and provides mortgage banking services to U.S. homebuyers. Its Commission file number is 1-09195.

                                Lennar Corporation is a homebuilder engaged in the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land and a provider of financial services including mortgage financing, title insurance, closing services and insurance agency services. Its Commission file number is 1-11749.

                                M.D.C. Holdings, Inc. owns and manages
                                subsidiary companies that sell and build homes and provides financial services including mortgage loans and third-party insurance products. Its Commission file number is 1-08951.

                                Pulte Homes, Inc. is a homebuilder engaged in the acquisition and development of land principally for residential purposes and in the construction of housing on such land in the United States, Mexico and Puerto Rico and provides mortgage banking and title operations services. Its Commission file number is 1-9804.

                                The Ryland Group, Inc. is a homebuilder engaged in the design, construction and sale of homes in the United States, and provides mortgage-related products and services. Its Commission file number is 1-8029.

                                Standard Pacific Corp. is a builder of
                                single-family attached and detached homes and provides mortgage financing and title services. Its Commission file number is 1-10959.

                                This pricing supplement relates only to the PLUS offered hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks. We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the PLUS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the

                                PLUS. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the initial Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payout you receive on the PLUS.

                                Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

                                We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, and these reports may or may not recommend that investors buy or hold the Basket Stocks. The statements in the preceding two sentences are not intended to affect the rights of the investors in the PLUS under the securities laws. As a prospective purchaser of PLUS, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information........  The following tables set forth the published high and low Closing Prices for each Basket
                                Stock during 2002, 2003, 2004 and during 2005 through April 28, 2005. We obtained the information in the tables below from Bloomberg Financial Markets, and we believe such information to be accurate.

                                The historical prices of the Basket Stocks should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on the Basket Valuation Date. The Basket Value may be lower on the Basket Valuation Date than on the date of this pricing supplement so that you will receive less than the $10 principal amount of the PLUS at maturity. We cannot give you any assurance that the Basket Value will increase so that at maturity you receive a payment in excess of the principal amount of PLUS. Nor can we give you any assurance that the Final Basket Value will not increase beyond 120% to 122% of the Initial Basket Value, in which case you will only receive the Maximum Payment at Maturity. Because your return is linked to the value of the Basket Stocks at maturity, there is no guaranteed return of principal.

                                If the Final Basket Value is less than the Initial Basket Value, you will lose money on your investment.

                                      Beazer Homes USA, Inc.           High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 07556Q105)
                                 2002
                                 First Quarter.................       $31.03   $22.55  -
                                 Second Quarter................        30.52    24.23  -
                                 Third Quarter.................        26.51    18.41  -
                                 Fourth Quarter................        22.81    17.46  -
                                 2003
                                 First Quarter ................       $21.27   $17.54  -
                                 Second Quarter................        31.43    19.98  -
                                 Third Quarter.................        29.30    25.25  -
                                 Fourth Quarter................        36.53    29.42  .0333
                                 2004
                                 First Quarter.................       $37.30   $30.13  .0333
                                 Second Quarter................        35.46    30.19  .0333
                                 Third Quarter.................        36.38    29.42  .0333
                                 Fourth Quarter................        49.26    33.36  .0333
                                 2005
                                 First Quarter.................       $58.53   $45.31  .0333
                                 Second Quarter
                                    (through April 28, 2005)...        50.90    44.37  -

                                        Centex Corporation             High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 152312104)
                                 2002
                                 First Quarter.................       $27.70   $23.14  .02
                                 Second Quarter................        26.00    21.89  .02
                                 Third Quarter.................        25.89    19.14  .02
                                 Fourth Quarter................        23.28    17.10  .02
                                 2003
                                 First Quarter ................       $25.21   $21.72  .02
                                 Second Quarter................        38.64    24.55  .02
                                 Third Quarter.................        36.26    32.33  .02
                                 Fourth Quarter................        50.87    37.24  .02
                                 2004
                                 First Quarter.................       $57.75    44.56  .04
                                 Second Quarter................        53.77    43.86  .04
                                 Third Quarter.................        51.22    41.24  .04
                                 Fourth Quarter................        59.69    46.30  .04
                                 2005
                                 First Quarter.................       $65.85    54.74  .04
                                 Second Quarter
                                    (through April 28, 2005)...        60.43    55.19  -

                                         D.R. Horton, Inc.             High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 23331A109)
                                 2002
                                 First Quarter.................       $14.37   $10.18  .02
                                 Second Quarter................        13.50    11.19  .03
                                 Third Quarter.................        13.24     9.31  .03

                                 Fourth Quarter................        10.43     8.03  .03
                                 2003
                                 First Quarter ................       $10.12    $8.53  .035
                                 Second Quarter................        15.92     9.83  .035
                                 Third Quarter.................        16.43    13.45  .035
                                 Fourth Quarter................        22.53    17.58  .035
                                 2004
                                 First Quarter.................       $26.79   $19.32  .06
                                 Second Quarter................        26.54    19.18  .06
                                 Third Quarter.................        25.48    19.40  .06
                                 Fourth Quarter................        31.02    20.71  .06
                                 2005
                                 First Quarter.................       $34.13   $27.60  .0675
                                 Second Quarter
                                    (through April 28, 2005)...        30.55    26.91  -

                                    Hovnanian Enterprises, Inc.        High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 442487203)
                                 2002
                                 First Quarter.................       $13.55    $9.75  -
                                 Second Quarter................        18.53    12.51  -
                                 Third Quarter.................        20.00    12.56  -
                                 Fourth Quarter................        19.70    15.20  -
                                 2003
                                 First Quarter ................       $18.13   $14.36  -
                                 Second Quarter................        34.59    17.79  -
                                 Third Quarter.................        33.06    23.96  -
                                 Fourth Quarter................        48.31    34.58  -
                                 2004
                                 First Quarter.................       $45.17   $36.09  -
                                 Second Quarter................        42.74    31.95  -
                                 Third Quarter.................        41.60    29.33  -
                                 Fourth Quarter................        49.52    34.19  -
                                 2005
                                 First Quarter.................       $59.10   $45.51  -
                                 Second Quarter
                                    (through April 28, 2005)...        52.29    47.76  -

                                              KB Home                  High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 48666K109)
                                 2002
                                 First Quarter.................       $45.27   $37.69  .075
                                 Second Quarter................        52.90    42.50  .075
                                 Third Quarter.................        52.50    40.38  .075
                                 Fourth Quarter................        51.23    41.08  .075
                                 2003
                                 First Quarter ................       $48.62   $42.85  .075
                                 Second Quarter................        71.34    45.65  .075
                                 Third Quarter.................        66.50    54.21  .075
                                 Fourth Quarter................        74.46    63.40  .25
                                 2004
                                 First Quarter.................       $80.88   $65.96  .25
                                 Second Quarter................        80.20    61.06  .25
                                 Third Quarter.................        85.54    62.85  .25
                                 Fourth Quarter................       105.59    76.10  .375
                                 2005
                                 First Quarter.................      $126.38   $98.65  .375
                                 Second Quarter
                                    (through April 28, 2005)...       122.91   108.98  -

                                        Lennar Corporation             High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 526057104)
                                 2002
                                 First Quarter.................       $27.13   $20.68  .005686
                                 Second Quarter................        28.00    23.02  .005686
                                 Third Quarter.................        28.80    20.12  .005686
                                 Fourth Quarter................        27.22    22.36  .005686
                                 2003
                                 First Quarter ................       $25.96   $22.18  .005686
                                 Second Quarter................        38.89    24.91  .00625
                                 Third Quarter.................        38.90    31.45  .00625
                                 Fourth Quarter................        50.75    41.08  .125
                                 2004
                                 First Quarter.................       $56.01   $43.33  .125
                                 Second Quarter................        54.16    41.62  .125
                                 Third Quarter.................        48.46    40.99  .125
                                 Fourth Quarter................        56.68    42.19  .1375
                                 2005
                                 First Quarter.................       $62.30   $52.93  .1375
                                 Second Quarter
                                    (through April 28, 2005)...        58.34    51.47  .1375

                                       M.D.C. Holdings, Inc.           High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 552676108)
                                 2002
                                 First Quarter.................       $29.92   $22.12  .044501
                                 Second Quarter................        33.57    27.02  .050858
                                 Third Quarter.................        33.34    22.44  .050858
                                 Fourth Quarter................        25.78    19.07  .050858
                                 2003
                                 First Quarter ................       $26.38   $22.84  .050858
                                 Second Quarter................        37.06    24.90  .057216
                                 Third Quarter.................        37.76    33.46  .087413
                                 Fourth Quarter................        49.44    40.98  .087413
                                 2004
                                 First Quarter.................       $54.46   $41.28  .087413
                                 Second Quarter................        54.38    43.75  .115385
                                 Third Quarter.................        57.45    46.53  .115385
                                 Fourth Quarter................        66.93    51.85  .115385
                                 2005
                                 First Quarter.................       $80.76   $63.73  .15
                                 Second Quarter
                                    (through April 28, 2005)...        72.61    64.22  .18

                                         Pulte Homes, Inc.             High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 745867101)
                                 2002
                                 First Quarter.................       $27.22   $20.99  .02
                                 Second Quarter................        29.47    23.00  .02
                                 Third Quarter.................        28.97    20.41  .02
                                 Fourth Quarter................        24.85    18.30  .02
                                 2003
                                 First Quarter ................       $26.47   $22.75  .02
                                 Second Quarter................        35.70    25.44  .02
                                 Third Quarter.................        34.81    29.14  .02
                                 Fourth Quarter................        48.99    35.44  .05
                                 2004
                                 First Quarter.................       $57.72   $42.84  .05

                                 Second Quarter................        55.50    45.60  .05
                                 Third Quarter.................        63.70    48.90  .05
                                 Fourth Quarter................        64.99    47.46  .05
                                 2005
                                 First Quarter.................       $79.64   $60.34  .05
                                 Second Quarter
                                    (through April 28, 2005)...        76.18    67.65  -

                                      The Ryland Group, Inc.           High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 783764103)
                                 2002
                                 First Quarter.................       $24.16   $16.73  .01
                                 Second Quarter................        28.98    22.58  .01
                                 Third Quarter.................        25.88    17.78  .01
                                 Fourth Quarter................        21.24    15.81  .01
                                 2003
                                 First Quarter ................       $22.34   $16.68  .01
                                 Second Quarter................        38.42    22.12  .01
                                 Third Quarter.................        38.28    31.45  .01
                                 Fourth Quarter................        47.07    38.94  .01
                                 2004
                                 First Quarter.................       $46.30    36.07  .05
                                 Second Quarter................        44.25    36.34  .05
                                 Third Quarter.................        46.95    34.69  .05
                                 Fourth Quarter................        57.63    42.45  .05
                                 2005
                                 First Quarter.................       $71.81    53.97  .06
                                 Second Quarter
                                    (through April 28, 2005)...        64.25    58.06  .06

                                      Standard Pacific Corp.           High     Low    Dividends
                                 ---------------------------------------------------------------
                                 (CUSIP 85375C101)
                                 2002
                                 First Quarter.................       $32.10   $23.19  .08
                                 Second Quarter................        35.08    27.65  .08
                                 Third Quarter.................        34.41    22.90  .08
                                 Fourth Quarter................        26.02    20.06  .08
                                 2003
                                 First Quarter ................       $27.02    23.78  .08
                                 Second Quarter................        37.82    26.33  .08
                                 Third Quarter.................        38.51    32.16  .08
                                 Fourth Quarter................        51.25    39.92  .08
                                 2004
                                 First Quarter.................       $60.00   $45.04  .08
                                 Second Quarter................        60.08    46.05  .08
                                 Third Quarter.................        56.50    45.60  .08
                                 Fourth Quarter................        65.08    50.25  .08
                                 2005
                                 First Quarter.................       $82.20   $60.43  .08
                                 Second Quarter
                                    (through April 28, 2005)...        74.85    64.66  -

                                We make no representation as to the amount of dividends, if any, that the issuers of the Basket Stocks will pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

Historical Graph..............  The following graph shows the historical daily values for a basket composed of the Basket
                                Stocks, assuming that the Exchange Ratios had been determined so that each Basket Stock would represent its proportionate value of the Basket Value of $10 on April 22, 2005. We obtained the information in the chart below from Bloomberg Financial Markets, without independent verification. The graph covers the period from March 16, 2001 through April 22, 2005. Because the actual Exchange Ratios for the Basket Stocks for the PLUS will be set on the day we first price the PLUS to the public, they will be different than the Exchange Ratios used in this illustration. As a result, the historical performance of the Basket will be different from the Basket Values represented in the graph below. In any event the historical performance of the Basket cannot be taken as an indication of its future performance.

                                [GRAPHIC OMITTED]

Use of Proceeds and Hedging...  The net proceeds we receive from the sale of the
                                PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the Basket Stocks, in futures or options contracts on the Basket Stocks or on the homebuilding industry that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the prices of the Basket Stocks, and, therefore, increase the prices at which the Basket Stocks must close on the Basket Valuation Date before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling Basket Stocks, futures or options contracts on the Basket Stocks or on the homebuilding industry that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Basket Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Stocks and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan
  of Distribution.............  Under the terms and subject to conditions contained in the U.S. distribution agreement
                                referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $ per PLUS to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. We expect to deliver the PLUS against payment therefor in New York, New
                                York on                          , 2005. After
                                the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or its component stocks in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                General

                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                Brazil

                                The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                Chile

                                The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                Hong Kong

                                The PLUS may not be offered or sold in Hong
                                Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                Mexico

                                The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                Singapore

                                This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

ERISA Matters for Pension
  Plans and Insurance
  Companies...................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly

                                Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                Purchasers of the PLUS have exclusive
                                responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation.............  The following summary is based on the advice of
                                Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PLUS that (i) purchase the PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                o  certain financial institutions;
                                o  tax-exempt organizations;
                                o dealers and certain traders in securities or foreign currencies;
                                o investors holding a PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                o  U.S. Holders, as defined below, whose
                                   functional currency is not the U.S. dollar;
                                o  partnerships;
                                o nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                o corporations that are treated as controlled foreign corporations or passive foreign investment companies;
                                o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                o Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States;
                                o Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States; and
                                o Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the PLUS or more than 5% of any Basket Stock.

                                As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                General

                                Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the Basket that (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Basket. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to whether the characterization stated above should be respected for U.S. federal income tax purposes. Significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                U.S. Holders

                                As used herein, the term "U.S. Holder" means a beneficial owner of a PLUS that for U.S. federal income tax purposes is:

                                o  a citizen or resident of the United States;
                                o a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or
                                o an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                Tax Treatment of the PLUS

                                Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S. Holder to acquire the PLUS.

                                Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                                Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                                Possible Alternative Tax Treatments of an
                                Investment in the PLUS

                                Due to the absence of authorities that directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                If the IRS were successful in asserting that the Contingent Payment Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                Backup Withholding and Information Reporting

                                A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                Non-U.S. Holders

                                The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A Non-U.S. Holder is a beneficial owner of a PLUS that for U.S. federal income tax purposes is:

                                o  a nonresident alien individual;
                                o  a foreign corporation; or
                                o  a foreign trust or estate.

                                Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. A Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, provided that all Basket Stocks continue to be regularly traded on an established securities market, as defined in the applicable Treasury regulations, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                If all or any portion of a PLUS were
                                recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "-Information Reporting and Backup Withholding" were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                Estate Tax. If a Non-U.S. Holder is an
                                individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), the Non-U.S. Holder should note that, absent an applicable treaty benefit, a PLUS may be treated as U.S. situs property for U.S. federal estate tax purposes. Such Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder will be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.